Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Eco Wave Power Global AB (publ) of our report dated April 22, 2021 relating to the financial statements of Eco Wave Power Global AB (publ) (formerly known as EWPG Holding AB (publ)), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

June 21, 2021